Exhibit 4.20

Supplemental Agreement

This supplemental agreement (hereinafter referred to as this “Agreement”) is entered into by and among the following parties in Beijing on October 10, 2019:

Party A:

Beijing Dexin Dongfang Network Technology Co., Ltd., a wholly foreign-owned enterprise duly incorporated and validly existing within the territory of the People’s Republic of China (hereinafter the “PRC”) with its uniform social credit code of 91110108MA01AWYY4A and its registered address at Suite 1701-07, F/17, Building No. 2, Haidian East Third Street, Haidian District, Beijing;

Party B:

New Oriental Education Technology Group Limited, a limited liability company duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91110108726367151N and registered address at F/9, 6 Haidian Middle Street, Haidian District, Beijing;

Linzhi Tencent Technology Co., Ltd., a limited liability company duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91540400MA6T10MD6L and its registered address at 202-3 Linzhi Biotechnology Industrial Park, Bayi Town, Bayi District, Linzhi City, Tibet;

Tianjin Xuncheng Yiyue Technology Partnership (L.P.), a limited partnership enterprise duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91120222MA05P74885 and its registered address at Suite 1105, Integrated Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Luyue Technology Partnership (L.P.), a limited partnership enterprise duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91120222MA06H05071 and its registered address at Suite 1106, Integrated Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Bayue Technology Partnership (L.P.), a limited partnership enterprise duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91120222MA05P38239 and its registered address at Suite 1108, Integrated Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Jiuyue Technology Partnership (L.P.), a limited partnership enterprise duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91120222MA05P29199 and its registered address at Suite 1109, Integrated Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Shiyue Technology Partnership (L.P.), a limited partnership enterprise duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91120222MA05N0621A and its registered address at Suite 1110, Integrated Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Shieryue Technology Partnership (L.P.), a limited partnership enterprise duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91120222MA06H0486G and its registered address at Suite 1107, Integrated Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Shisanyue Technology Partnership (L.P.), a limited partnership enterprise duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91120222MA06G95810 and its registered address at Suite 1111, Integrated Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin.

Party C:

Beijing New Oriental-Xuncheng Network Technologies Co., Ltd., a company limited by shares duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 9111010877256341X4 and registered address at 1801-08 F/18, No.2 Haidian East Third Street, Haidian District, Beijing.

Party C’s subordinate institutions: all the entities mentioned in Appendix I, and the institutions invested and controlled by Party C from time to time in accordance with this Agreement (including control through agreement arrangement).

Party D:

Zhuhai Chongsheng Heli Network Technology Co., Ltd., a limited liability company duly incorporated and validly existing within the territory of PRC with its uniform social credit code of 91440400MA53HUAU2Y and registered address at Suite 105-67654, 6 Baohua Street, Hengqin Xin District, Zhuhai.

Party A, Party B, Party C, Party C’s subordinate institutions and Party D are hereinafter referred to as a “Party” individually, and collectively as the “Parties”.

WHEREAS:

Party A, Party B, Party C and Party C’s subordinate institutions have respectively or collectively signed Exclusive Option Purchase Agreement, Exclusive Management Consultancy and Cooperation Agreement, Equity Pledge Agreement, Powers of Attorney, and Letters of Undertaking (hereinafter collectively referred to as the “Original Agreements”).

NOW, THEREFORE, through friendly negotiations, Parties reach the following agreement with respect to Party D’s joinder as a party to the Original Agreements:

1.	Parties agree that Party D is hereby made a party to the Original Agreements and shall gain all rights enjoyed by Party A and share, with Party A, all obligations born by Party A thereunder.

2.	This Agreement shall become effective upon execution. This Agreement shall be dissolved or terminated concurrently with the dissolution or termination of the Original Agreements.

3.

This Agreement shall constitute a valid part of the Original Agreements and have equal effect. This Agreement shall prevail if there is any inconsistency between this Agreement and the Original Agreements.

4.

Except for the subjects hereof, the Original Agreements shall remain in full force and effect, and for the subjects not in the Original Agreements, Parties shall resolve such subjects through negotiation.

5.	This Agreement shall be executed in thirteen (13) counterparts, and each Party shall maintain one (1) counterpart. Each counterpart shall have the same legal effect.

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Party A: Beijing Dexin Dongfang Network Technology Co., Ltd. (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

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Party B: New Oriental Education Technology Group Limited (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

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Party B: Linzhi Tencent Technology Co., Ltd. (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

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Party B:

Tianjin Xuncheng Yiyue Technology Partnership (L.P.) (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Tianjin Xuncheng Luyue Technology Partnership (L.P.) (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Tianjin Xuncheng Bayue Technology Partnership (L.P.) (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Tianjin Xuncheng Jiuyue Technology Partnership (L.P.) (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

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Party B:

Tianjin Xuncheng Shiyue Technology Partnership (L.P.) (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Tianjin Xuncheng Shieryue Technology Partnership (L.P.) (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Tianjin Xuncheng Shisanyue Technology Partnership (L.P.) (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

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Party C: Beijing New Oriental-Xuncheng Network Technologies Co., Ltd. (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

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Subordinate Institutions of Party C:

Beijing Kuxue-Huisi Network Technology Co., Ltd. (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Beijing Dongfang Youbo Network Technology Co., Ltd. (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

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Party D: Zhuhai Chongsheng Heli Network Technology Co., Ltd. (seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Appendix I: List of the Subordinate Institutions of Party C

No	Name
1.	Beijing Kuxue-Huisi Network Technology Co., Ltd.
2.	Beijing Dongfang Youbo Network Technology Co., Ltd.